                    [LETTERHEAD OF FRIEDMAN ALPREN & GREEN LLP]

                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements
(Nos. 333-96667,  333-104541,  333-110543 and 333-112529) on Form S-3 and in the
Registration Statements (Nos. 333-37293 and 333-90611) on Form S-8 of our report dated March 5, 2004 on the financial  statements of Empire  Resorts,  Inc. and its  subsidiaries  for the years ended  December  31, 2003 and 2002,  and to the addition of our firm under the caption  "Experts" in the Prospectus,  insofar as it relates to our report on the financial statements of Empire Resorts, Inc. and its subsidiaries for the two years ended December 31, 2003.

                                            /s/ Friedman Alpren & Green LLP
                                            ------------------------------------
                                            Friedman Alpren & Green LLP

New York, New York
March 26, 2004